Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Harley-Davidson, Inc. 1998 Non-Exempt Employee Stock Option Plan, of our report dated January 16, 1999, with respect to the consolidated financial statements and schedules of Harley-Davidson, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP

Milwaukee, Wisconsin
March 26, 1999